Exhibit 10.8

SUPPLEMENTAL REGISTRATION RIGHTS AGREEMENT

SUPPLEMENTAL REGISTRATION RIGHTS AGREEMENT, dated as of November    , 2017 (this “Agreement”), by and between Workspace Property Trust, a Maryland real estate investment trust (the “Company”), and Safanad Suburban Office Partnership, LP, a Delaware limited partnership (“Safanad” and together with the Company, the “Parties” and each individually a “Party”).

RECITALS

WHEREAS, the Company has entered into an underwriting agreement, dated as of the date hereof (the “Underwriting Agreement”), with Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriters”) in connection with the initial public offering of the Company (the “IPO”), pursuant to which the Company has agreed to sell common shares of beneficial interest, $0.01 par value per share (the “Shares”), as set forth in the final prospectus filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the IPO on or immediately following the date hereof (the “Prospectus”);

WHEREAS, at Closing (as defined below), Safanad will own a number of common units of limited partnership interest (the “Units”) in Workspace Property Trust, L.P., a Delaware limited partnership (the “OP”);

WHEREAS, the Units are subject to certain restrictions on redemption pursuant to the Second Amended and Restated Limited Partnership Agreement of the OP dated as of the date hereof (the “Partnership Agreement”);

WHEREAS, pursuant to a letter dated October 26, 2017, the Company has agreed to waive the prohibition on redemptions of the Units held by Safanad during the Twelve-Month Period (as defined in the Partnership Agreement) if such redemption is requested at any time more than six months following the closing of the IPO (the “Letter Agreement”);

WHEREAS, pursuant to the Registration Rights Agreement dated as of the date hereof by and among the Company, the OP, Safanad and certain other holders of Shares (the “Registration Rights Agreement”), holders of Shares have been granted certain registration rights with respect to the Shares; and

WHEREAS, the Company and Safanad have agreed that Safanad will be granted certain registration rights in addition to the rights set forth in the Registration Rights Agreement, in each case on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
COVENANTS

Section 1.1                                    Further Assurances.  The Company covenants and agrees that it shall use commercial best efforts to do all things necessary or appropriate to effectuate any election or request by Safanad of a waiver pursuant to the Letter Agreement so as to permit the realization by Safanad of the registration rights provided for by this Agreement.

ARTICLE II
REGISTRATION RIGHTS

Section 2.1                                    Registration Rights.  Safanad shall be granted the registration rights set forth in Sections 2.2 and 2.3 for up to $65 million of Shares (the “Safanad Registrable Shares”).

Section 2.2                                    Safanad Demand Registration.

(a)                                 Request for Registration.  If Safanad gives notice of its exercise of the waiver pursuant to the Letter Agreement and some or all of its Units are to be redeemed for Shares in accordance with the Partnership Agreement in connection therewith, then at any time concurrently with or after giving of such notice until the one year anniversary of the consummation of the IPO (the “Safanad Registration Rights Period”), Safanad may make a written request for registration under the Securities Act of all or part of the Safanad Registrable Shares (a “Safanad Demand Registration”).  The Company shall not be obligated to effect more than one (1) Safanad Demand Registrations pursuant to this Section 2.2.  Any request for a Safanad Demand Registration will specify the number of Safanad Registrable Shares  proposed to be sold and will also specify the intended method of disposition thereof.

(b)                                 Effective Registration.  A registration will not count as a Safanad Demand Registration until it has become effective.

(c)                                  Underwritten Safanad Demand Registrations.  If Safanad so elects by written notice to the Company, the offering of such Safanad Registrable Shares pursuant to such Safanad Demand Registration shall be in the form of an underwritten offering. The Company shall select the Underwriter or Underwriters to serve as book-running manager or managers in connection with any such Safanad Demand Registration and any additional investment banks and managers to be used in connection with the offering, provided, however that the book-running manager(s) shall be reasonably acceptable to Safanad; provided, further, that any of the book-running managers for the IPO shall be deemed acceptable to Safanad as book-running managers in connection with any Safanad Demand Registration.  Any request for an underwritten offering hereunder shall be made to the Company in accordance with the notice provisions of this Agreement.

Section 2.3                                    Safanad Piggy-Back Registration. If, at any time following the completion of the IPO and prior to the expiration of the Safanad Registration Rights Period, the Company proposes to file a registration statement under the Securities Act with respect to an underwritten offering of Shares by the Company for its own account or for the account of any of its respective securityholders (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or filed in connection with an exchange offer or offering of securities solely to the Company’s existing securityholders), then the Company shall give written notice of such proposed filing to Safanad as soon as practicable (but in no event less than five (5) Business Days before the anticipated filing date), and such notice shall offer Safanad the opportunity to register such number of Safanad Registrable Shares as Safanad may request (a “Safanad Piggy-Back Registration”).  The Company shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Safanad Registrable Shares requested to be included in a Safanad Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company included therein.  The foregoing notwithstanding, the Company shall not be obligated to effect, or take any action to effect, a Safanad Piggy-Back Registration if Safanad has previously sold all of the Safanad Registrable Shares.  The right set forth in this Section 2.3 shall be available if Safanad makes a request for waiver pursuant to the Letter Agreement in connection with the exercise of its piggy-back rights hereunder and its Units are to be redeemed for Shares in accordance with the Partnership Agreement in connection with such request.

Section 2.4                                    Reduction of Offering. Notwithstanding anything contained herein, if the managing Underwriter or Underwriters of an underwritten offering pursuant to a Safanad Piggy-Back Registration advise in writing to the Company and Safanad that the size of the offering that Safanad and/or the Company participating in such offering intend to make is such that the success of the offering would be materially and adversely affected by inclusion of the Safanad Registrable Shares requested to be included, then the number of Shares to be offered for the account of the Company shall have priority and the number of shares to be offered for the account of Safanad shall be reduced (according to the number of Shares included in such registration statement) to the extent necessary to reduce the total number of Shares to be included in such offering to the number of Shares recommended by such managing Underwriter(s).  For the avoidance of doubt (a) in the case of a Safanad Demand Registration, Safanad shall have priority over any other party to the extent any other party seeks to have securities included in such registration or offering and (b) in the case of a Safanad Piggy-Back Registration, Safanad shall have priority over any party, other than the Company selling securities for its own account, seeking to have securities included in such registration or offering.

Section 2.5                                    Waiver.  Attached hereto as Exhibit A is a waiver from all holders of Shares who are parties to the Registration Rights Agreement of their rights under Section 2.3 of the Registration Rights Agreement with respect to a Safanad Demand Registration or a Safanad Piggy-Back Registration.

Section 2.6                                    Additional Registration Terms and Procedures.  The Parties agree that the terms, provisions and procedures set forth in Section 2.5 through 2.14 of the Registration Rights Agreement shall apply to any Safanad Demand Registration or Safanad Piggy-Back Registration effected pursuant to this Agreement; provided that notwithstanding Section 2.5(a) of the Registration Rights Agreement, a Suspension Event shall not apply to any Safanad Demand Registration or Safanad Piggy-Back Registration pursuant to this Agreement more than one time or for more than an aggregate of forty-five (45) days during the Safanad Registration Rights Period.

ARTICLE III
TERMINATION

Section 3.1                                    Termination.  This Agreement may be terminated at any time by mutual written consent of the Parties prior to the Closing.  In addition, in the event that the Underwriting Agreement is terminated for any reason prior to the closing of the IPO, this Agreement shall automatically terminate without the need for any notice from or further action by any Party.

Section 3.2                                    Effect of Termination.  In the event of termination of this Agreement as provided in Section 3.1, this Agreement shall forthwith become void, and there shall be no liability on the part of any Party to another Party, except that (a) the provisions of this Section 3.2 and Article IV shall survive termination, and (b) nothing herein shall relieve any Party from liability for any breach of this Agreement.

ARTICLE IV
GENERAL PROVISIONS

Section 4.1                                    Fees and Expenses.  Except as set forth in the Registration Rights Agreement, each of the Parties shall bear its own fees and expenses incurred in connection with or related to this Agreement and the transactions contemplated hereby ; provided, however, that in any action or proceeding to enforce rights under this Agreement, the prevailing Party shall be entitled to recover costs and attorneys’ fees.

Section 4.2                                    Amendment and Modification.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed by or on behalf of each Party.

Section 4.3                                    Waiver.  No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.  Any agreement on the part of any Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer or other authorized representative on behalf of such Party.

Section 4.4                                    Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e-mail, upon written confirmation of the receipt thereof by e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next- day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

(i)                                     if to the Company, to:

Workspace Property Trust

700 Dresher Road, Suite 150

Horsham, Pennsylvania 19044

Attention: Christopher B. Allen, Chief Financial Officer

Email: callen@workspaceproperty.com

With a copy (which shall not constitute notice) to:

Seyfarth Shaw LLP

620 Eighth Avenue

New York, New York 10018

Attention: Blake Hornick
Email: BHornick@seyfarth.com

(ii)                                  if to Safanad, to:

c/o Safanad Suburban Office Partnership, LP

505 Fifth Avenue

24th Floor

New York, New York 10017

Attention: Darius Jannat, Chief Legal Officer

Email: djannat@safanad.com

With a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Attention: Glenn Pollner

Email: GPollner@gibsondunn.com

Section 4.5                                    Interpretation.  When a reference is made in this Agreement to a Section or Article such reference shall be to a Section or Article of or to this Agreement, unless otherwise indicated.  The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.

Section 4.6                                    Entire Agreement.  This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous written or oral agreements, arrangements, communications and understandings, between the Parties with respect to the subject matter hereof.

Section 4.7                                    No Third-Party Beneficiaries.  Other than as set forth in Section 4.9 hereof, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 4.8                                    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its choice of law provisions.

Section 4.9                                    Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 4.10                             Enforcement.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York state or federal court, this being in addition to any other remedy to which such Party is entitled at law or in equity.  Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 4.11                             Severability.  Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic and legal substance of the transactions contemplated hereby are not affected in a manner materially adverse to any party hereto.

Section 4.12                             WAIVER OF JURY TRIAL.  EACH OF THE PARTIES TO THIS AGREEMENT (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SHAREHOLDERS OR UNITHOLDERS, AS APPLICABLE, AND AFFILIATES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.13                             Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

Section 4.14                             Facsimile or Electronic Signature.  This Agreement may be executed by facsimile or electronic signature and a facsimile or electronic signature shall constitute an original for all purposes.

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IN WITNESS WHEREOF, the Company and Safanad have caused this Agreement to be executed as of the date first written above by their respective officers or other authorized representatives thereunto duly authorized.

WORKSPACE PROPERTY TRUST

By
Name: Roger W. Thomas
	Title:	President, Secretary, Treasurer & Chief Operating Officer

SAFANAD SUBURBAN OFFICE PARTNERSHIP, LP

By: SSOP GP, LLC, its general partner

By
Name:
Title:

Acknowledged by:

WORKSPACE PROPERTY TRUST, L.P.

By:	Workspace RVFP, L.P., its General Partner

By:	RVFP WS GP, LLC, its General Partner

By:	RV Office, LLC, its Managing Member

By:
Name: Roger W. Thomas
Title: Chief Operating Officer & President